UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.000304635 per share	WTW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2025, Willis Towers Watson Public Limited Company (the “Company”) held its 2025 Annual General Meeting of Shareholders (the “2025 AGM”). Proxies for the 2025 AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.

A total of 91,297,609 ordinary shares (representing approximately 91.86% of 99,380,821 ordinary shares outstanding and entitled to vote as of March 17, 2025, the record date for the 2025 AGM) were present in person or by proxy, constituted a quorum for the transaction of business, and were voted at the 2025 AGM. As described below, the Company’s shareholders approved each of the proposals considered at the 2025 AGM.

The shareholders elected each of the director nominees, who are named in the table below, to serve as directors effective as of the date of the 2025 AGM until the next annual general meeting of shareholders or until his/her successor is elected and qualified. The table below sets forth the number of votes cast for and against each director, as well as abstentions and broker non-votes:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Dame Inga Beale	87,947,729	35,854	94,564	3,219,462
Fumbi Chima	87,344,527	626,465	107,155	3,219,462
Stephen Chipman	87,931,952	27,670	118,525	3,219,462
Michael Hammond	87,803,983	169,183	104,981	3,219,462
Carl Hess	87,947,616	33,661	96,870	3,219,462
Jacqueline Hunt	87,556,378	366,763	155,006	3,219,462
Paul Reilly	85,172,746	2,712,870	192,531	3,219,462
Michelle Swanback	87,172,603	799,968	105,576	3,219,462
Fredric Tomczyk	87,487,578	479,915	110,654	3,219,462

The shareholders ratified, on an advisory, non-binding basis, the selection of (i) Deloitte & Touche LLP to audit the Company’s financial statements and (ii) Deloitte Ireland LLP to audit the Company’s Irish Statutory Accounts, and authorized, in a binding vote, the Company’s Board of Directors (the “Board”), acting through the Audit Committee, to fix the independent auditors’ remuneration. Of the shares voted, 90,980,273 voted in favor, 221,835 voted against and 95,501 abstained.

The shareholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2025 AGM in accordance with the U.S. Securities and Exchange Commission’s rules, including the “Compensation Discussion and Analysis,” the “Summary Compensation” table and the related tables and disclosure. Of the shares voted, 85,731,288 voted in favor, 2,038,927 voted against, 307,932 abstained and there were 3,219,462 broker non-votes.

The shareholders approved the grant of authority to the Board to issue shares under Irish law, up to approximately 20% of the Company’s issued ordinary share capital. Of the shares voted, 87,038,634 voted in favor, 959,731 voted against and 79,782 abstained.

The shareholders approved the grant of authority to the Board to opt out of statutory pre-emption rights under Irish law, for rights issues and, separately, for issuances up to approximately 20% of the Company’s issued ordinary share capital. Of the shares voted, 85,859,854 voted in favor, 2,134,299 voted against and 83,994 abstained.

Item 8.01	Other Events

As previously disclosed in the Company’s Proxy Statement for the 2025 AGM, effective as of the conclusion of the 2025 AGM, Paul Thomas retired from the Board and Paul Reilly succeeded him as the non-executive Chair of the Board.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2025	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

	By:	/s/ Matthew Furman
Matthew Furman
General Counsel